Exhibit 1.01

CONFLICT MINERALS REPORT OF
Westell Technologies, Inc.
IN ACCORDANCE WITH RULE 13p-1
UNDER THE SECURITIES EXCHANGE ACT OF 1934
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2014

I.    Introduction

This is the Conflict Minerals 1 Report (the “Report”) of Westell Technologies, Inc. (“Westell”, the “Company,” “we,” “us,” or “our”) prepared for calendar year 2014 (except for conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”).

In accordance with Rule 13p-1, we undertook efforts to determine whether the conflict minerals necessary to the functionality or production of products that we manufacture or contract to manufacture were sourced from the Democratic Republic of Congo or an adjoining country (the “Covered Countries”) or are from recycled or scrap sources. The Company designed its efforts in conformity with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Guidance”) and related supplements for each of the conflict minerals (the “Supplements”).

The statements below are based on the due diligence activities performed to date by Westell and are based on the infrastructure and information available at the time of this filing.  There are factors that could affect the accuracy of these statements.  These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance from the Securities and Exchange Commission (the “SEC”) and other issues.

About Westell

Westell Technologies, Inc., is a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions focused on innovation and differentiation at the edge of telecommunication networks, where end users connect. The Company’s comprehensive set of products and solutions enable telecommunication service providers, cell tower operators, and other network operators to reduce operating costs and improve network performance. With millions of products successfully deployed worldwide, the Company is a trusted partner for transforming networks into high quality, reliable systems.

The Company designs, develops, assembles and markets a wide variety of products and solutions. In-building wireless solutions include distributed antenna systems (DAS) interface panels, high-performance digital repeaters and bi-directional amplifiers (BDAs), and system components and antennas, all used by wireless

1The term “conflict mineral” is defined by the SEC as (A) columbite-tantalite (coltan); cassiterite; gold; wolframite; or their derivatives, which are limited to tantalum, tin and tungsten; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country.

service providers and neutral-party hosts to fine tune radio frequency (RF) signals that helps extend coverage to areas not served well or at all by traditional cell sites. Intelligent site management solutions include a suite of Remote monitoring and control devices which, when combined with the Company’s Optima management system, provides comprehensive machine-to-machine (M2M) communications that enable operators to remotely monitor, manage, and control site infrastructure and support systems. Cell site optimization solutions consist of tower mounted amplifiers (TMAs), small outdoor-hardened units mounted next to antennas on cell towers, enabling wireless service providers to improve the overall performance of a cell site, including increasing data throughput and reducing dropped connections. Outside plant solutions, which are sold to wireline and wireless service providers as well as industrial network operators, consist of a broad range of offerings, including cabinets, enclosures, and mountings; synchronous optical networks/time division multiplexing (SONET/TDM) network interface units; power distribution units; copper and fiber connectivity panels; hardened Ethernet switches; and systems integration services. For more information, please visit www.westell.com.

II.    Design of Due Diligence Measures

The Company designed its overall conflict minerals program based on the five-step framework of the OECD Due Diligence Guidance and its Supplements.

Westell's implementation of the five-step framework consisted of the following overarching steps, which are discussed in further detail in Section III.

Step 1:     Establish strong company management systems
Step 2:     Identify and assess risks in the supply chain
Step 3:     Design and implement a strategy to respond to identified risks
Step 4:     Carry out independent third-party audit of smelter/refiner's due diligence practices
Step 5:     Report annually on supply chain due diligence

We relied upon multi-stakeholder initiatives that provide verification processes for conflict-free minerals from smelters or refiners who may provide those minerals to companies in our supply chain. The Company, as a purchaser of component parts, is many steps removed from the mining of conflict minerals; the Company does not purchase raw ore or unrefined conflict minerals, and conducts no purchasing activities directly in the Covered Countries.

III.    Due Diligence Measures Performed

The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence with regard to the mineral supply chain in conformance with the OECD Due Diligence Guidance for calendar year 2014.

Step 1: Establish strong company management systems

a.
Conflict Minerals Team - Westell has established a management system for complying with the applicable rules. Our management system includes our internal cross-functional Conflict Minerals Team, which consists of personnel from relevant functions such as purchasing, quality manufacturing, legal and accounting. The team was responsible for implementing our conflict minerals compliance strategy. Senior management was periodically briefed on the results of our due diligence efforts as well as issues requiring escalation.

b.
Conflict Minerals Policy - Westell is committed to ensuring that products we receive from our suppliers are responsibly sourced and we have a policy that sets forth the expectations of our suppliers related to the use of conflict minerals. The policy resides on our corporate website at http://www.westell.com/about-us/product-compliance/conflict-minerals/. The policy is periodically reviewed and will be updated, if necessary.

c.
Company level grievance mechanism - Westell has a grievance mechanism as a risk-awareness system for conflict minerals issues.  All Westell internal and external stakeholders can communicate directly and confidentially with our conflict minerals team.

d.	Document Retention - Westell is retaining documentation regarding its due diligence efforts for calendar year 2014 in accordance with its record retention policy.

Step 2: Identify and assess risks in the supply chain

We performed the following steps as part of our risk assessment process:

a.
Identify products in-scope and assess supply chain - Our Conflict Minerals Team reviewed the products that we manufacture or contract to manufacture to determine those that should be deemed in-scope for purposes of Rule 13p-1 and Form SD. The Conflict Minerals Team assessed our supply chain to determine the suppliers of the products deemed in-scope

b.
Conduct Reasonable Country of Origin Inquiry (“RCOI”) - Westell utilized the industry-developed Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”) to query our direct suppliers identified in our assessment of our supply chain who may provide material and components that are within the scope of Rule 13p-1. As part of our due diligence efforts, we received CMRTs from our suppliers, evaluated the responses, and followed up as appropriate, to determine our reporting obligation.

c.	Identify smelters/processors - Westell collected a list of smelters/processors that were in our supply chain during 2014 by utilizing the CMRT.

Step 3: Design and implement a strategy to respond to identified risks

We performed the following steps as part of our risk management plan:

a.
Validate Responses - We reviewed the responses from our suppliers, and followed up as appropriate, to determine whether they were complete and provided the information necessary to identify the content and origin of minerals in our products.

b.	Verify Smelters - As part of the risk mitigation process, we compared the list of smelters/processors collected from our suppliers to the conflict-free smelter lists published by the CFSI.
Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices

Westell is relying on the CFSI’s published lists to verify the conflict-free status of smelters/processors that source from Covered Countries and, as a downstream consumer of conflict minerals, does not perform direct audits of smelters/refiners in its supply chain.

Step 5: Report annually on supply chain due diligence

This Report (and the related Form SD) has been filed with the SEC and is available on our website at http://www.westell.com/about-us/product-compliance/conflict-minerals/.

IV.    Product Determination

On the basis of the measures described above, for calendar year 2014, the Company does not have sufficient information from suppliers or other sources at this time to determine whether the conflict minerals in the products it manufactures, or contracts to manufacture, originated in the Covered Countries and, if so, whether the conflict minerals were from recycled or scrap sources. In addition, the Company also does not have sufficient information from its suppliers to determine the facilities used to process the necessary conflict minerals in its products, the country of origin of the necessary conflict minerals in its products and the mine or location of origin of such conflict minerals with specificity at this time.

V.    Product Description and Identified Facilities

Products - The products subject to the disclosure include those described in “About Westell” above.
Processing Facilities - Based on our due diligence process and the information received from our suppliers, the facilities listed on Appendix A to this Report may have been used to process conflict minerals used in our products in 2014.
VI.    Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. We also will continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. We expect our suppliers to take similar due diligence measures with their suppliers to ensure management throughout the supply chain.

In addition to those mentioned above, the Company intends to undertake the following steps during the next compliance period to improve the due diligence measures conducted and to further mitigate the risk that the necessary conflict minerals benefit armed groups, including:

•	Continuing to collect responses from suppliers using tools such as the CMRT.

•	Comparing and validating CMRT results to information collected via independent conflict-free smelter validation programs such as the CFSI.

•	Informing and encouraging suppliers to transition to smelters identified by the due diligence process as “conflict-free” by an independent audit program such as the CFSI.

•	Continuing to allow verified conflict-free material from the region to enter our supply chain.

VII.    Independent Private Sector Audit

Pursuant to SEC rules and related guidance, an independent private sector audit of this Report was not required for calendar year 2014.

Appendix A

Mineral	Smelter Name	Country	Status According to the CFSI*
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conflict-Free
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conflict-Free
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Conflict-Free
Gold	Argor-Heraeus SA	SWITZERLAND	Conflict-Free
Gold	Asahi Pretec Corporation	JAPAN	Conflict-Free
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Conflict-Free
Gold	Aurubis AG	GERMANY	Conflict-Free
Gold	Boliden AB	SWEDEN	Conflict-Free
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conflict-Free
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conflict-Free
Gold	Chimet S.p.A.	ITALY	Conflict-Free
Gold	Dowa	JAPAN	Conflict-Free
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conflict-Free
Gold	Heimerle + Meule GmbH	GERMANY	Conflict-Free
Gold	Heraeus Ltd. Hong Kong	CHINA	Conflict-Free
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conflict-Free
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conflict-Free
Gold	Istanbul Gold Refinery	TURKEY	Conflict-Free
Gold	Japan Mint	JAPAN	Conflict-Free
Gold	Johnson Matthey Inc.	UNITED STATES	Conflict-Free
Gold	Johnson Matthey Limited	CANADA	Conflict-Free
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Conflict-Free
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conflict-Free
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conflict-Free
Gold	Kazzinc	KAZAKHSTAN	Conflict-Free
Gold	Kennecott Utah Copper LLC	UNITED STATES	Conflict-Free
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conflict-Free
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	Conflict-Free
Gold	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA	Conflict-Free
Gold	Materion	UNITED STATES	Conflict-Free
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conflict-Free
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conflict-Free
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conflict-Free
Gold	Metalor Technologies SA	SWITZERLAND	Conflict-Free
Gold	Metalor USA Refining Corporation	UNITED STATES	Conflict-Free
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Conflict-Free
Gold	Mitsubishi Materials Corporation	JAPAN	Conflict-Free
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conflict-Free
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conflict-Free
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	Conflict-Free
Gold	Nihon Material Co., Ltd.	JAPAN	Conflict-Free
Gold	Ohio Precious Metals, LLC	UNITED STATES	Conflict-Free

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conflict-Free
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	Conflict-Free
Gold	PAMP SA	SWITZERLAND	Conflict-Free
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conflict-Free
Gold	PX Précinox SA	SWITZERLAND	Conflict-Free
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conflict-Free
Gold	Republic Metals Corporation	UNITED STATES	Conflict-Free
Gold	Royal Canadian Mint	CANADA	Conflict-Free
Gold	Schone Edelmetaal	NETHERLANDS	Conflict-Free
Gold	SEMPSA Joyería Platería SA	SPAIN	Conflict-Free
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conflict-Free
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conflict-Free
Gold	Singway Technology Co., Ltd.	TAIWAN	Conflict-Free
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conflict-Free
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conflict-Free
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conflict-Free
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conflict-Free
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conflict-Free
Gold	Umicore Brasil Ltda.	BRAZIL	Conflict-Free
Gold	Umicore Precious Metals Thailand	THAILAND	Conflict-Free
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Conflict-Free
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Conflict-Free
Gold	Valcambi SA	SWITZERLAND	Conflict-Free
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Conflict-Free
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Conflict-Free
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conflict-Free
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Conflict-Free
Gold	Advanced Chemical Company	UNITED STATES	Not Determined
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	Not Determined
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Not Determined
Gold	Asaka Riken Co., Ltd.	JAPAN	Not Determined
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Not Determined
Gold	Bauer Walser AG	GERMANY	Not Determined
Gold	Caridad	MEXICO	Not Determined
Gold	Cendres + Métaux SA	SWITZERLAND	Not Determined
Gold	Chugai Mining	JAPAN	Not Determined
Gold	Daejin Indus Co., Ltd.	REPUBLIC OF KOREA	Not Determined
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Determined
Gold	Do Sung Corporation	REPUBLIC OF KOREA	Not Determined
Gold	Doduco	GERMANY	Not Determined
Gold	Faggi Enrico S.p.A.	ITALY	Not Determined
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not Determined
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Not Determined
Gold	Geib Refining Corporation	UNITED STATES	Not Determined
Gold	Guangdong Jinding Gold Limited	CHINA	Not Determined
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Determined
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Determined
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	Not Determined

Gold	Hwasung CJ Co., Ltd.	REPUBLIC OF KOREA	Not Determined
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Not Determined
Gold	Jiangxi Copper Company Limited	CHINA	Not Determined
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND	Not Determined
Gold	Korea Metal Co., Ltd.	REPUBLIC OF KOREA	Not Determined
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Not Determined
Gold	Lingbao Gold Company Limited	CHINA	Not Determined
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Determined
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Determined
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Not Determined
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Not Determined
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not Determined
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	Not Determined
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Not Determined
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Determined
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Not Determined
Gold	Sabin Metal Corp.	UNITED STATES	Not Determined
Gold	Samduck Precious Metals	REPUBLIC OF KOREA	Not Determined
Gold	SAMWON Metals Corp.	REPUBLIC OF KOREA	Not Determined
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Determined
Gold	So Accurate Group, Inc.	UNITED STATES	Not Determined
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Not Determined
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	Not Determined
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Determined
Gold	Torecom	REPUBLIC OF KOREA	Not Determined
Gold	Yokohama Metal Co., Ltd.	JAPAN	Not Determined
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not Determined
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conflict-Free
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Conflict-Free
Tantalum	D Block Metals, LLC	UNITED STATES	Conflict-Free
Tantalum	Duoluoshan	CHINA	Conflict-Free
Tantalum	Exotech Inc.	UNITED STATES	Conflict-Free
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conflict-Free
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conflict-Free
Tantalum	Global Advanced Metals Aizu	JAPAN	Conflict-Free
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Conflict-Free
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conflict-Free
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	Conflict-Free
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conflict-Free
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Conflict-Free
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Conflict-Free
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conflict-Free

Tantalum	H.C. Starck Inc.	UNITED STATES	Conflict-Free
Tantalum	H.C. Starck Ltd.	JAPAN	Conflict-Free
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conflict-Free
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conflict-Free
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Conflict-Free
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conflict-Free
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conflict-Free
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conflict-Free
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conflict-Free
Tantalum	KEMET Blue Metals	MEXICO	Conflict-Free
Tantalum	KEMET Blue Powder	UNITED STATES	Conflict-Free
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Conflict-Free
Tantalum	LSM Brasil S.A.	BRAZIL	Conflict-Free
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conflict-Free
Tantalum	Mineração Taboca S.A.	BRAZIL	Conflict-Free
Tantalum	Mitsui Mining & Smelting	JAPAN	Conflict-Free
Tantalum	Molycorp Silmet A.S.	ESTONIA	Conflict-Free
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conflict-Free
Tantalum	Plansee SE Liezen	AUSTRIA	Conflict-Free
Tantalum	Plansee SE Reutte	AUSTRIA	Conflict-Free
Tantalum	QuantumClean	UNITED STATES	Conflict-Free
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Conflict-Free
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conflict-Free
Tantalum	Taki Chemicals	JAPAN	Conflict-Free
Tantalum	Telex Metals	UNITED STATES	Conflict-Free
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conflict-Free
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conflict-Free
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Conflict-Free
Tantalum	Zhuzhou Cemented Carbide	CHINA	Conflict-Free
Tantalum	Phoenix Metal Ltd.	RWANDA	Not Determined
Tin	Alpha	UNITED STATES	Conflict-Free
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Conflict-Free
Tin	CV United Smelting	INDONESIA	Conflict-Free
Tin	Dowa	JAPAN	Conflict-Free
Tin	EM Vinto	BOLIVIA	Conflict-Free
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conflict-Free
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Conflict-Free
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conflict-Free
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conflict-Free
Tin	Melt Metais e Ligas S/A	BRAZIL	Conflict-Free
Tin	Mineração Taboca S.A.	BRAZIL	Conflict-Free
Tin	Minsur	PERU	Conflict-Free
Tin	Mitsubishi Materials Corporation	JAPAN	Conflict-Free
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Conflict-Free
Tin	PT Artha Cipta Langgeng	INDONESIA	Conflict-Free
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conflict-Free
Tin	PT Babel Inti Perkasa	INDONESIA	Conflict-Free
Tin	PT Bangka Putra Karya	INDONESIA	Conflict-Free
Tin	PT Bangka Tin Industry	INDONESIA	Conflict-Free

Tin	PT Belitung Industri Sejahtera	INDONESIA	Conflict-Free
Tin	PT Bukit Timah	INDONESIA	Conflict-Free
Tin	PT DS Jaya Abadi	INDONESIA	Conflict-Free
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Conflict-Free
Tin	PT Mitra Stania Prima	INDONESIA	Conflict-Free
Tin	PT Panca Mega Persada	INDONESIA	Conflict-Free
Tin	PT Prima Timah Utama	INDONESIA	Conflict-Free
Tin	PT Refined Bangka Tin	INDONESIA	Conflict-Free
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conflict-Free
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conflict-Free
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conflict-Free
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conflict-Free
Tin	PT Tinindo Inter Nusa	INDONESIA	Conflict-Free
Tin	PT Wahana Perkit Jaya	INDONESIA	Conflict-Free
Tin	Thaisarco	THAILAND	Conflict-Free
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conflict-Free
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Conflict-Free
Tin	China Tin Group Co., Ltd.	CHINA	Not Determined
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not Determined
Tin	CV Gita Pesona	INDONESIA	Not Determined
Tin	CV Serumpun Sebalai	INDONESIA	Not Determined
Tin	CV Venus Inti Perkasa	INDONESIA	Not Determined
Tin	Estanho de Rondônia S.A.	BRAZIL	Not Determined
Tin	Feinhütte Halsbrücke GmbH	GERMANY	Not Determined
Tin	Fenix Metals	POLAND	Not Determined
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Not Determined
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Not Determined
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Not Determined
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	CHINA	Not Determined
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Not Determined
Tin	Metallo-Chimique N.V.	BELGIUM	Not Determined
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Not Determined
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	Not Determined
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	Not Determined
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Not Determined
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Not Determined
Tin	Phoenix Metal Ltd.	RWANDA	Not Determined
Tin	PT Alam Lestari Kencana	INDONESIA	Not Determined
Tin	PT Aries Kencana Sejahtera	INDONESIA	Not Determined
Tin	PT Bangka Kudai Tin	INDONESIA	Not Determined
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	Not Determined
Tin	PT BilliTin Makmur Lestari	INDONESIA	Not Determined
Tin	PT Fang Di MulTindo	INDONESIA	Not Determined
Tin	PT Inti Stania Prima	INDONESIA	Not Determined
Tin	PT Justindo	INDONESIA	Not Determined
Tin	PT Karimun Mining	INDONESIA	Not Determined
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	Not Determined
Tin	PT Seirama Tin Investment	INDONESIA	Not Determined
Tin	PT Sumber Jaya Indah	INDONESIA	Not Determined

Tin	PT Supra Sukses Trinusa	INDONESIA	Not Determined
Tin	PT Tirus Putra Mandiri	INDONESIA	Not Determined
Tin	Rui Da Hung	TAIWAN	Not Determined
Tin	Soft Metais Ltda.	BRAZIL	Not Determined
Tin	VQB Mineral and Trading Group JSC	VIETNAM	Not Determined
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Not Determined
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Conflict-Free
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conflict-Free
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Conflict-Free
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conflict-Free
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conflict-Free
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Conflict-Free
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conflict-Free
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conflict-Free
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Conflict-Free
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM	Conflict-Free
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	Conflict-Free
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Conflict-Free
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conflict-Free
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Not Determined
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Not Determined
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Not Determined
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	Not Determined
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Not Determined
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Not Determined
Tungsten	H.C. Starck GmbH	GERMANY	Not Determined
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Not Determined
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Not Determined
Tungsten	Kennametal Fallon	UNITED STATES	Not Determined
Tungsten	Kennametal Huntsville	UNITED STATES	Not Determined
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	Not Determined
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	Not Determined
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	Not Determined
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Not Determined
* The processing facilities identified as "Conflict-Free" were included on the CFSI's published smelter/refiner lists for the applicable mineral, while those identified as "Not Determined" were not on such lists.